                                                          Registration Statement
                 SECURITIES AND EXCHANGE COMMISSION            No. 333-38470
                       Washington, D.C. 20549

                                 FORM S-8 POS
                       Post Effective Amendment No. 1 to
            Registration Statement under the Securities Act of 1933

                            AZTEC MANUFACTURING CO.
              (Exact name of issuer as specified in its charter)

           Texas                                        75-0948250
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
  incorporation or organization)

400 North Tarrant Street, Crowley, Texas                   76036
(Address of Principal Executive Offices)                 (ZIP Code)

                            AZTEC MANUFACTURING CO.
                       1998 INCENTIVE STOCK OPTION PLAN
                      1998 NONSTATUTORY STOCK OPTION PLAN
                     1997 NONSTATUTORY STOCK OPTION GRANTS
                           (Full title of the plans)

                                 L. C. MARTIN
                            400 North Tarrant Road
                             Crowley, Texas 76036
                    (Name and address of agent for service)

                                (817) 297-4361
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                   Shannon, Gracey, Ratliff & Miller, L.L.P.
                              1600 Bank One Tower
                            500 Throckmorton Street
                            Fort Worth, Texas 76102
                          Attention: Sam Rosen, Esq.

                        CALCULATION OF REGISTRATION FEE

     Title of                                Proposed Maximum    Proposed Maximum
 Securities to be     Amount to be            Offering Price        Aggregate          Amount of
    Registered         Registered             Per Share(4)       Offering Price     Registration Fee
Common Stock        119,561 shares(1)             10.25            1,225,500            $  324
$1.00 par value     630,439 shares(2)             15.81            9,968,817              2632
                    250,000 shares(3)             15.81            3,953,125              1044
                     70,000 shares(4)             11.13              778,750               206
               ----------------------                                                   ------
                  1,070,000                                                              4,206
               ======================                                                   ======

(1) Shares underlying outstanding options under 1998 Incentive Stock Option Plan valued at the exercise price.
(2) Shares underlying options available under 1998 Nonstatutory Stock Option Plan valued at the average of the high and low price for the underlying shares on the New York Stock exchange on June 1, 2000.
(3) Shares underlying options available under 1997 Nonstatutory Stock Option Grants valued at the average of the high and low price for the underlying shares on the New York Stock exchange on June 1, 2000.
(4) Shares underlying outstanding options pursuant to nonstatutory stock option grants made in 1997 to independent directors.

Item 8.  Exhibits

               Exhibit Number and Description
               ------------------------------

               (4.1) Aztec Manufacturing Co. 1998 Incentive Stock Option Plan (incorporated by reference to Exhibit 10k of the Annual Report on Form 10-K filed by Registrant for the fiscal year ended February 28, 1998).

               (4.2) Aztec Manufacturing Co. 1998 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10l of the Annual Report on Form 10-K filed by Registrant for the fiscal year ended February 28, 1998).

               (4.3) Aztec Manufacturing Co. 1997 Nonstatutory Stock Option Grants (incorporated by reference to Exhibit 10m of the Annual Report on Form 10-K filed by Registrant for the fiscal year ended February 28, 1998).

               (4.4) Resolutions adopted by the Board of Directors of the Company on March 28, 2000 amending the Plans (filed as an exhibit to the original filing of this registration statement).

               (4.5) Resolutions adopted by the Board of Directors of the Company on March 28, 2000 with regard to Advisory Directors which amend the vesting provisions of the Plans.*

               (5) Opinion of Counsel (filed as an exhibit to the original filing of this registration statement).

               (23)    Consent of Independent Auditors.*

               (24) Power of Attorney (filed as an exhibit to the original filing of this registration statement).

* Filed herewith

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8/A Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 14, 2000.

                                      AZTEC MANUFACTURING CO.



                                      By: /s/ L.C. Martin
                                         --------------------------------------
                                          L.C. Martin, Chairman of the Board
                                          and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                            Date
---------                       -----                            ----


/s/ L.C. Martin                 Chairman of the Board,           June 14, 2000
------------------------
L.C. Martin                     CEO and Director


/s/ Dana L. Perry               Vice President, CFO              June 14, 2000
------------------------
Dana L. Perry                   and Director


/s/ David H. Dingus*            President, Chief Operating       June 14, 2000
------------------------
David H. Dingus                 Officer and Director


/s/ Robert H. Johnson*          Director                         June 14, 2000
------------------------
Robert H. Johnson


/s/ Martin C. Bowen*            Director                         June 14, 2000
------------------------
Martin C. Bowen


/s/ W.C. Walker*                Director                         June 14, 2000
------------------------
W.C. Walker

/s/ R. J. Schumacher*            Director                         June 14, 2000
------------------------
R. J. Schumacher


/s/ Sam Rosen                   Director                         June 14, 2000
------------------------
Sam Rosen


                                Director
________________________                                         _____________
Dr. H. Kirk Downey


/s/ Kevern R. Joyce*            Director                         June 14, 2000
------------------------
Kevern R. Joyce



*By: /s/ Dana L. Perry
    --------------------
     Dana L. Perry,
     Attorney-in-fact